                                                 Registration No. 333-_________


    As filed with the Securities and Exchange Commission on November 12, 1996

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington D. C. 20549
                               -----------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                               -----------------------
                            AVIC GROUP INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

  Delaware                                                  52-1989122
------------                                                ------------
(State or other                                           (I.R.S. Employer
jurisdiction of                                        Identification Number)
incorporation or
organization)
                                 599 Lexington Avenue
                                      44th Floor
                              New York, New York  10022
                                    (212) 319-9160

                 (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
          -----------------------------------------------------------------
                            STOCK OPTIONS ISSUED PURSUANT
                                          TO
                                CONSULTING AGREEMENTS
                                ---------------------
                                 (Full title of plan)

                                Joseph R. Wright, Jr.
                               Chief Executive Officer
                            AVIC Group International, Inc.
                                 599 Lexington Avenue
                                      44th Floor
                              New York, New York  10022
                                    (212) 319-9160

                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)
                  --------------------------------------------------

                                      Copies to:


                                 Matthias & Berg LLP
                               515 South Flower Street
                                    Seventh Floor
                            Los Angeles, California 90071
                             Attn: Jeffrey P. Berg, Esq.
                                 Phone (213) 895-4200
                                  Fax (213) 895-4058

(REGISTRATION STATEMENT COVER PAGE CONTINUED)


                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Title of Each Class of        Amount to be       Proposed Maximum       Proposed     Amount of
Securities to be Registered   Registered(1)      Offering Price per     Maximum      Registration
                                                 Share(1)               Aggregate    Fee(2)
                                                                        Offering
                                                                        Price(1)
------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share              65,064             $1.50                  $97,596        $100
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------



----------------------------

(1) Estimated solely for the purpose of calculating the registration fee. These amounts reflect the exercise price of the shares of Common Stock underlying options to purchase up to 65,064 shares of Common Stock which are being registered in connection with this registration statement.

(2) Pursuant to General Instruction E. the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  PLAN INFORMATION.

    The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Upon written or oral request, AVIC Group International, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to AVIC Group International, Inc., Joseph R. Wright, Jr., Chief Executive Officer, 599 Lexington Avenue, 44th Floor, New York, New York 10022, tel. no. (212) 319-9160.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:   INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

    (a)  Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.
    (b)  Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996.
    (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Of the 65,064 shares of Common Stock being registered in connection with this Registration Statement up to 40,102 shares are being registered on behalf of Matthias & Berg LLP, counsel to the Registrant, which has issued the opinion filed herewith as Exhibit 5.1 to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

    The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

    The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:  EXHIBITS

4.1 Stock Option Agreement between the Registrant and Matthias & Berg LLP dated September 4, 1996
4.2 Stock Option Agreement between the Registrant and Troy & Gould Professional Corporation dated September 11, 1996
5.1      Opinion of Matthias & Berg LLP
24.      Consent of Matthias & Berg LLP (included in Exhibits 5.1)
24.2     Consent of Singer Lewak Greenbaum & Goldstein LLP


-------------------------

ITEM 9:  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

    (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

    The undersigned registrant hereby under takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on this 12th day of November, 1996

                                  AVIC GROUP INTERNATIONAL, INC.



                                  By: /s/ Joseph R. Wright Jr.
                                      ------------------------------------------
                                      Joseph R. Wright, Jr.
                                      Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Capacity in Which Signed                Date
---------                                        ------------------------                ----
/s/ Joseph R. Wright, Jr.                        Chairman of the Board of                November 12, 1996
----------------------------------               Directors, Chief Executive Officer,
Joseph R. Wright, Jr.                            President and Director
                                                 (Principal Executive Officer)



/s/ Michael J. Lim                               Chief Financial Officer                 November 12, 1996
----------------------------------               (Principal Financial Officer
Michael J. Lim                                   and Principal Accounting
                                                 Officer)


/s/ Tim McNamar                                  Vice Chairman of the Board of           November 12, 1996
----------------------------------               Directors and Director
Tim McNamar



/s/ Xiao Jun                                     Director                                November 12, 1996
----------------------------------
Xiao Jun



/s/ Ju Feng                                      Director                                November 12, 1996
----------------------------------
Ju Feng



/s/ William H. Davidson                          Director                                November 12, 1996
----------------------------------
William H. Davidson



----------------------------------               Director                                ____________, 1996
Teoh Set Seng


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph R. Wright, Jr. and Michael J. Lim, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each end every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Capacity in Which Signed                Date
---------                                        ------------------------                ----

/s/ Joseph R. Wright, Jr.                        Chairman of the Board of                November 12, 1996
----------------------------------               Directors, Chief Executive Officer,
Joseph R. Wright, Jr.                            President and Director
                                                 (Principal Executive Officer)



/s/ Michael J. Lim                               Chief Financial Officer                 November 12, 1996
----------------------------------               (Principal Financial Officer
Michael J. Lim                                   and Principal Accounting
                                                 Officer)



/s/ Tim McNamar                                  Vice Chairman of the Board of           November 12, 1996
----------------------------------               Directors and Director
Tim McNamar



/s/ Xiao Jun                                     Director                                November 12, 1996
----------------------------------
Xiao Jun



/s/ Ju Feng                                      Director                                November 12, 1996
----------------------------------
Ju Feng



/s/ William H. Davidson                          Director                                November 12, 1996
----------------------------------
William H. Davidson



----------------------------------               Director                                ____________, 1996
Teoh Set Seng


                                    EXHIBIT INDEX
                                    -------------


                                                                Sequentially
Document                   Description of Document              Numbered Page
--------                   -----------------------              -------------

4.1         Stock Option Agreement between the Registrant and
            Matthias & Berg LLP dated September 4, 1996
4.2 Stock Option Agreement between the Registrant and Troy & Gould Professional Corporation dated
            September 11, 1996
5.1         Opinion of Matthias & Berg LLP
24.1        Consent of Matthias & Berg LLP (included in Exhibits 5.1)
24.2        Consent of Singer Lewak Greenbaum & Goldstein LLP